Globe Life Announces Conclusion of SEC Investigation MCKINNEY, Texas, July 24, 2025 /PRNewswire/ -- Globe Life Inc. (NYSE: GL) announced it received a letter today from Securities and Exchange Commission (SEC) staff notifying Globe Life that they have concluded their investigation and, based on the information gathered, do not intend to recommend an SEC enforcement action against Globe Life. About Globe Life About Globe Life: Globe Life (NYSE: GL) is headquartered in McKinney, TX, and has more than 16,000 insurance agents and 3,600 corporate employees. With a mission to Make Tomorrow Better, Globe Life and its subsidiary companies issue more life insurance policies and have more policyholders than any other life insurance company in the country, with more than 17 million policies in force (excluding reinsurance companies; as reported by S&P Global Market Intelligence 2024). Globe Life's insurance subsidiaries include American Income Life Insurance Company, Family Heritage Life Insurance Company of America, Globe Life And Accident Insurance Company, Liberty National Life Insurance Company, and United American Insurance Company. More information is available at GlobeLifeInsurance.com. CONTACT: Media Contact: Jennifer Haworth, Executive Vice President and Chief Marketing Officer, jhaworth@Globe.Life;Investor Contact: Stephen Mota, Senior Director Investor Relations, Investors@globe.life